UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2025

RESHAPE LIFESCIENCES INC.

(Exact name of registrant as specified in its charter)

Delaware	1-37897	26-1828101
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

18 Technology Drive, Suite 110 Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

(949) 429-6680

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Exchange on which Registered
Common stock, $0.001 par value per share	RSLS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously disclosed, on May 30, 2025, ReShape Lifesciences Inc. (the “Company”) entered into an Equity Distribution Agreement (the “Sales Agreement”) with Maxim Group LLC (“Maxim”) to act as the Company’s exclusive sales agent with respect to the issuance and sale of up to $9,700,000 of the Company’s shares of common stock, par value $0.001 per share (the “Shares”), from time to time in an at-the-market public offering (the “ATM Offering”). The Shares will be sold and issued pursuant the Company’s shelf registration statement on Form S-3 (File No. 333-287168), which was previously declared effective by the Securities and Exchange Commission, and a related prospectus.

On June 9, 2025, the Company announced the pricing of its public offering of 1,054,604 shares of common stock at a public offering price of $2.50 per share (the “Public Offering”). Gross proceeds from the offering are expected to be $2,636,510 before deducting placement agent fees and other offering expenses.

Since the commencement of the ATM Offering, the Company has sold $3,642,564 of Shares under the ATM Offering. Accordingly, after taking into account the $2,636,510 of shares to be sold in the Public Offering, the maximum amount available under the ATM Offering will be reduced to $3,420,926.

This Current Report on Form 8-K is not an offer to sell or the solicitation of an offer to buy the Shares or any other securities of the Company, nor shall there by any offer, solicitation or sale of the Shares or any other securities of the Company in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESHAPE LIFESCIENCES INC.

By:	/s/ Paul F. Hickey
Paul F. Hickey
Chief Executive Officer

Dated: June 9, 2025